UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2009
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana (Address of principal executive offices)	47130 (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 30, 2009, ACL Professional Services Inc. (“ACLPS”), an indirect wholly owned subsidiary of American Commercial Lines Inc. (the “Company”), sold its 100% ownership interest in Summit Contracting, LLC (“Summit”) to E & J Ventures, LLC (“E&J”). Summit provided environmental and construction services through its wholly owned subsidiaries, Summit Civil Services, LLC and Summit Environmental Services, LLC. The sale was made pursuant to a Purchase Agreement (the “Agreement”) by and among ACLPS, Summit and its subsidiaries, and E&J and GHC&K, LLC (an affiliate of E & J). ACLPS received a cash payment of $2,750,000, as well as a promissory note in the amount of $250,000 with 5% interest, having a balloon principal payment plus accrued interest due on April 30, 2011. Under the terms of the Agreement, ACLPS will also receive 70% of the retainage due on existing customer contracts as reflected in Summit’s books and records as of the closing, estimated to be approximately $2.2 million in the aggregate, as it is paid to Summit. The Company expects to incur a loss of approximately $7 million in the fourth quarter of 2009 as a result of the sale.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: December 1, 2009	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

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